Exhibit 99.1

Contact:

Primo Water Corporation

Mark Castaneda, Chief Financial Officer

(336) 331-4000

ICR Inc.

John Mills

Katie Turner

(646) 277-1228

Primo Water Announces Results for the First Quarter Ended March 31, 2012

WINSTON-SALEM, N.C., May 8, 2012 — Primo Water Corporation (Nasdaq: PRMW), a leading provider of three- and five-gallon purified bottled water, self-serve filtered drinking water, water dispensers, sparkling beverage appliances and related consumables, today announced financial results for the first quarter ended March 31, 2012.

Business Highlights:

•	Q1 sales increased to a record $19.8 million or by 15.4% compared to the prior year. GAAP EPS at $(0.16) and non-GAAP at $(0.05).

•

24.1% increase in water dispenser unit sales to retailers compared to Q1 of the prior year and an acceleration of sell-thru sales with a 51.1% increase in unit sales to consumers at retail compared to Q1 of the prior year.

•	Q1 gross margin improved sequentially to 25.9% from 16.1% in Q4 of 2011.

•	Addition of 500 locations selling Primo’s appliances in Q1 for a total of 24,100 locations that offer water and/or appliances at the end of Q1.

•	Planned addition of 500 retail locations for Flavorstation in Q2.

•	Completed long-term financing of $35.2 million comprised of a $20 million revolving credit facility and $15.2 million term loan on April 30, 2012.

First Quarter Results

Total net sales increased 15.4% to $19.8 million from $17.1 million in the first quarter of 2011. This increase was due to growth in both water and dispenser sales.

Water segment sales for the first quarter of 2012 increased 13.9% to $15.0 million compared to $13.1 million in the first quarter of 2011. Sales in the water segment consist of sales of multi-gallon purified bottled water (“exchange”) and self-serve filtered drinking water vending services (“refill”). The water segment sales improvement was primarily due to a 31.1% increase in exchange sales, driven by a 22.7% increase in U.S. exchange sales that resulted from new location growth and sn acceleration in same-store unit growth of 5.0% for the first quarter compared to 3.0% for the fourth quarter of 2011. Water net sales included $0.8 million and $0.2 million in net sales attributable to Canada Exchange for the first quarter of 2012 and 2011, respectively.

Sales in the dispenser segment for the first quarter of 2012 increased 20.9% to $4.8 million compared to $4.0 million in the first quarter of 2011. The increase was due primarily to new locations that offer dispensers as well as sell-thru growth at existing locations. Sell-through to consumers increased 51.1% compared to the first quarter of 2011 to a record 93,000 units. The Company believes that increased water dispenser penetration will lead to increased recurring water sales.

The following table sets forth information regarding locations where the Company’s dispensers and water are sold as well as certain sales information.

	1Q12	1Q11	% Change
Total locations (in thousands)	24.1	20.1	19.9%
Dispenser locations (in thousands)	7.4	5.5	34.5%
Dispenser units sold (in thousands)	71.7	57.8	24.1%
Water Locations (in thousands)	16.7	14.6	14.4%

Gross margin increased to 25.9% for the first quarter from 16.1% for the fourth quarter of 2011 and decreased from the prior year’s margin of 29.3%. Gross margin in the water segment decreased to 34.9% compared to 36.6% in the same period in the prior year primarily due to a mix shift to greater sales from exchange, which generates lower margins than refill. Gross margin for the dispenser segment decreased to 1.0% from 5.3% in the prior year, primarily due to increased sales to lower-margin customers and increased manufacturing costs.

The GAAP net loss for the first quarter of 2012 was $(3.9) million or $(0.16) per share, compared to $(2.1) million or $(0.11) per share for the same period in the prior year. In addition, non-GAAP pro forma fully-taxed net loss was $(1.2) million or $(0.05) per share for the first quarter of 2012 compared to break-even for the same period in the prior year. The primary reasons for the decrease in non-GAAP earnings between the first quarter of 2012 and 2011 are a $0.5 million increase in costs related to the Flavorstation segment, a $0.7 million increase in depreciation and a $0.6 million increase in deferred loan costs related to refinancing the Company’s debt. The primary differences between GAAP and non-GAAP results are debt restructuring costs, non-recurring and acquisition-related costs, non-cash stock-based compensation charges, amortization of intangible assets and the pro-forma impact of full income taxes. The Company does not expect to pay U.S. income taxes in the near future as it has sufficient net operating loss carryforwards to offset taxable income.

Financing Initiatives

The Company completed a long term financing agreement of $35.2 million consisting of a $20.0 million revolving credit line and a $15.2 million term loan on April 30, 2012.

Flavorstation

The Company expects to expand distribution of Flavorstation products at Lowes Home Improvement by adding 500 locations during the second quarter of 2012. The Company continues to expect expanded distribution for its Flavorstation products in the third and fourth quarters of 2012.

Guidance

The Company continues to expect full year 2012 net sales to increase 40% to 50% to a range of $118.0 to $126.0 million. Full year 2012 GAAP net income per share has been revised to a range of $(0.17) to $(0.20) and non-GAAP full-year 2012 pro forma fully-taxed net income per share has been revised to a range of $0.03 to $0.08. These revised estimates reflect non-recurring debt restructuring charges of $1.2 million incurred in the first and second quarters, increased non-cash tax expense of $1.9 million for the year, and $1.6 million of additional interest expense for the year. For 2012, the Company continues to believe water sales will increase 17% to 25% and dispenser sales will increase 40% to 50% compared to 2011. Flavorstation sales are expected to be in the range of $15.0 to $17.0 million. The Company expects to end 2012 with between 26,000 and 28,000 total locations.

The Company expects second quarter 2012 net sales to be in the range of $23.8 to $25.2 million; second quarter GAAP net loss per share to be $(0.11) to $(0.13); and second quarter non-GAAP pro forma fully-taxed net loss per share to be $(0.02) to $(0.05). The Company expects to end the second quarter of 2012 with between 24,500 and 24,800 total locations.

The adjustments from GAAP EPS to non-GAAP pro forma fully-taxed EPS for 2012 consist of adjustments related debt restructuring costs, non-cash stock-based compensation, non-recurring and acquisition-related costs, amortization of intangible assets and the pro forma effect of applying full income tax rates.

Billy D. Prim, Primo Water’s President and Chief Executive Officer commented, “We are confident in continued growth in 2012 and our ability to achieve profitability in the second half of 2012. We now have the financing to complete our long-term plan and we believe we are well-positioned for sustained long-term growth.

We intend to continue to execute on our three long-term strategies:

•	Increase total retail locations to 50,000—60,000;

•	Increase sales of innovative appliances (water dispensers & Flavorstation), which we believe will lead to greater household penetration and sales of consumables; and

•	Selectively pursue strategic acquisitions.”

Conference Call and Webcast

The Company will hold a conference call and live webcast today, May 8, 2012, at 4:30 p.m. ET. The live webcast will be broadcast over the Internet, hosted at the Investor Relations section of Primo Water’s website at www.primowater.com, and will be archived online through May 22, 2012. In addition, listeners may dial (866) 712-2329 in North America, and international listeners may dial (253) 237-1244.

About Primo Water Corporation

Primo Water Corporation (Nasdaq: PRMW) is a leading provider of three- and five-gallon purified bottled water, self-serve filtered drinking water, water dispensers, sparkling beverage appliances and related consumables sold through major retailers throughout the United States and Canada. Learn more about Primo Water at www.primowater.com and www.primoflavorstation.com.

Forward-Looking Statements

Certain statements contained herein (including our 2012 guidance) are not based on historical fact and are “forward-looking statements” within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “would,” “will,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated here. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the loss of major retail customers of the Company or the reduction in volume or change in timing of purchases by major retail customers, lower than anticipated consumer and retailer acceptance of the Company’s exchange and refill services, its water dispensers and Flavorstation products and related consumables, changes in the Company’s relationships with its independent bottlers, distributors and suppliers, the entry of a competitor with greater resources into the marketplace and competition and other business conditions in the water, water dispenser and carbonating appliance industries in general, the Company’s experiencing product liability, product recall and higher than anticipated rates of warranty expense or sales returns associated with a product quality or safety issues, the loss of key Company personnel, changes in the regulatory framework governing the Company’s business, the Company’s inability to efficiently and effectively integrate the recently acquired businesses with the Company’s historical business, the Company’s inability to efficiently expand operations and capacity to meet growth, the Company’s inability to develop, introduce and produce new product offerings (including the Flavorstation line of appliances) within the anticipated timeframe or at all, the Company’s inability to comply with its covenants in its credit facilities and the failure of lenders to honor their commitments under the Company’s credit facilities, as well as other risks described more fully in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on March 15, 2012 and its subsequent filings under the Securities Exchange Act of 1934. Forward-looking statements reflect management’s analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases.

Use of Non-GAAP Financial Measures

To supplement its financial statements, the Company also provides investors with information related to non-GAAP pro forma fully-taxed net income (loss) per basic and diluted share and EBITDA, which are both non-GAAP financial measures. The Company believes these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. Management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analyses and planning purposes. These measures are also presented to the Company’s board of directors.

Non-GAAP pro forma fully-taxed net loss per share consists of net loss plus the provision for income taxes, non-cash stock-based compensation expense, debt restructuring costs, non-recurring and acquisition-related costs, amortization of intangible assets, pro forma effect of expected acquisition synergies and the pro forma effect of applying full income tax rates divided by the weighted average number of shares of common stock outstanding during each period. Primo believes non-GAAP pro forma fully-taxed net loss per share is useful to an investor because it is widely used to measure a Company’s operating performance.

EBITDA consists of net loss plus depreciation and amortization, interest expense and the provision for income taxes. The Company uses EBITDA as a measure of operating performance because it assists management in comparing performance on a consistent basis, as, among other things, it removes from operating results the impact of the Company’s capital structure and non-cash charges. The Company believes EBITDA is useful to an investor in evaluating the Company’s operating performance because it is widely used to measure a Company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and presents a meaningful measure of corporate performance exclusive of the Company’s capital structure, and the method by which assets were acquired. Primo also uses EBITDA for purposes of determining executive and senior management incentive compensation.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements and are subject to inherent limitations.

Primo Water Corporation

Consolidated Statements of Operations

(Unaudited; in thousands, except per share amounts)

	Three months ended March 31,
	2012	2011
Net sales	$19,781	$17,139
Operating costs and expenses:
Cost of sales	14,650	12,113
Selling, general and administrative expenses	4,971	4,059
Non-recurring and acquisition-related costs	26	703
Depreciation and amortization	2,567	1,901

Total operating costs and expenses	22,214	18,776

Loss from operations	(2,433)	(1,637)
Interest expense	904	287
Other expense, net	—	—

Loss before income taxes	(3,337)	(1,924)
Provision for income taxes	527	190

Net loss	$(3,864)	$(2,114)

Basic and diluted loss per common share:
Net loss	$(0.16)	$(0.11)

Basic and diluted weighted average common shares outstanding	23,675	19,115

Primo Water Corporation

Non-GAAP Reconciliation

(Unaudited; in thousands, except per share amounts)

	Three months ended March 31,
	2012	2011
Net loss	$(3,864)	$(2,114)
Depreciation and amortization	2,567	1,901
Interest expense	904	287
Provision for income taxes	527	190

EBITDA	$134	$264

Net loss	$(3,864)	$(2,114)
Provision for income taxes	527	190

Loss before income taxes	(3,337)	(1,924)
Non-cash, stock-based compensation expense	411	188
Non-recurring and acquisition-related costs	26	703
Debt restructuring costs	531	—
Amortization of intangible assets	444	228
Pro forma effect of expected acquisition synergies	—	837
Pro forma effect of full income tax	732	(12)

Non-GAAP net (loss) income	$(1,193)	$20

Basic and Diluted non-GAAP net (loss) income per share	$(0.05)	$—

Basic and diluted shares used to compute non-GAAP net (loss) income per share	23,675	19,115

Primo Water Corporation

Consolidated Balance Sheets

(in thousands, except par value data)

	March 31, 2012	December 31, 2011
	(unaudited)
Assets
Current assets:
Cash	$379	$751
Accounts receivable, net	12,744	14,118
Inventories	7,846	8,826
Prepaid expenses and other current assets	3,571	3,234

Total current assets	24,540	26,929
Bottles, net	3,716	3,704
Property and equipment, net	46,616	47,101
Intangible assets, net	20,068	20,374
Goodwill	85,559	85,256
Other assets	943	1,085

Total assets	$181,442	$184,449

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,577	$11,155
Accrued expenses and other current liabilities	5,679	4,397
Current portion of capital leases and notes payable	14	14,514

Total current liabilities	16,270	30,066
Long-term debt, capital leases and notes payable, net of current portion	14,700	44
Other long-term liabilities	3,840	4,710

Total liabilities	34,810	34,820
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value - 10,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value 70,000 shares authorized, 23,718 and 23,658 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	24	24
Additional paid-in capital	271,623	271,220
Common stock warrants	7,007	7,007
Accumulated deficit	(131,966)	(128,102)
Accumulated other comprehensive loss	(56)	(520)

Total stockholders’ equity	146,632	149,629

Total liabilities and stockholders’ equity	$181,442	$184,449